EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
The price reported in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.970 to $37.510, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(2)
The price reported in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.000 to $36.910, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(3)
2,888,551 shares of common stock are held of record by Insight Venture Partners IX, L.P. (“IVP IX”), 1,435,253 shares of common stock are held of record by Insight Venture Partners (Cayman) IX, L.P. (“IVP Cayman IX”), 306,042 shares of common stock are held of record by Insight Venture Partners (Delaware) IX, L.P. (“IVP Delaware IX”) and  57,660 shares of common stock are held of record by Insight Venture Partners IX (Co-Investors), L.P. (“IVP Co-Investors IX” and, together with IVP IX, IVP Cayman IX and IVP Delaware IX, “Fund IX”). 1,173,877 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. (“IVP GBCF”), 943,728 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. (“IVP GBCF Cayman”), 867,760 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. (“IVP GBCF Delaware”) and  1,068,014 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. (“IVP GBCF (B)” and, together with IVP GBCF, IVP GBCF Cayman and IVP GBCF Delaware, “GBCF”). 286,590 shares of common stock are held of record by Insight SN Holdings, LLC (“Fund X HoldCo 1”), 846,672 shares of common stock are held of record by Insight SN Holdings 2, LLC (“Fund X HoldCo 2” and, together with Fund X HoldCo 1, the “Fund X HoldCos”). 907,693 shares of common stock are held of record by Insight Venture Partners (Cayman) X, L.P. (“IVP Cayman X”), 175,585 shares of common stock are held of record by Insight Venture Partners (Delaware) X, L.P. (“IVP Delaware X”), 1,106,924 shares of common stock are held of record by Insight Venture Partners X, L.P. (“IVP X”) and  26,338 shares of common stock are held of record by Insight Venture Partners X (Co-Investors), L.P. (“IVP Co-Investors X”, together with IVP Cayman X, IVP Delaware X and IVP X, “Fund X”).

(4)
Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of each of Insight Venture Associates IX, Ltd. (“IVA IX Ltd”), Insight Venture Associates Growth-Buyout Coinvestment, Ltd. (“IVA GBCF Ltd”) and Insight Venture Associates X, Ltd. (“IVA X Ltd”), IVA IX Ltd is the general partner of Insight Venture Associates IX, L.P. (“IVA IX LP”), IVA GBCF Ltd is the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. (“IVA GBCF LP”) and IVA X Ltd is the general partner of Insight Venture Associates X, L.P. (“IVA X LP”), and, in turn, IVA IX LP is the general partner of Fund IX (IVA GBCF LP is the general partner of GBCF, IVA X LP is the general partner of Fund X, and IVP X and IVP Co-Investors X are the sole members of each of the Fund X HoldCos. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings and may be deemed to have shared voting and dispositive power over the shares held of record by the foregoing entities. The foregoing is not an admission by Holdings, IVA IX Ltd, IVA GBCF Ltd, IVA X Ltd, IVA IX LP, IVA GBCF LP and IVA X LP that it is the beneficial owner of the shares held of record by the foregoing entities. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett disclaim beneficial ownership of the shares held by entities affiliated with Insight Partners, except to the extent of his pecuniary interest therein, if any. The address for these entities is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(5)
4,960 shares of common stock are held of record by JPH DE Trust Holdings LLC and 132,567 shares of common stock are held of record by JPH Private Investments LLC. The reporting person controls JPH DE Trust Holdings LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Exchange Act, the reporting person may be deemed to be the beneficial owner of the shares of common stock held of record by JPH DE Trust Holdings LLC and JPH Private Investments LLC.

(6)
This includes 5,874 restricted stock units (“RSUs”) that vest in full on the earlier of June 20, 2025 and the date of the next annual meeting of the issuer’s stockholders, subject to the reporting person's continued service through the applicable vesting date. These RSUs fully vest upon a change in control of the issuer.